EXHIBIT 3.02

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         INSTITUTE FOR COUNSELING, INC.


The undersigned, being the Vice-President and Assistant Secretary of Institute for Counseling, Inc., hereby declares that the original Articles of the corporation were filed with the Secretary of State of the State of Nevada on February 9, 1993. Pursuant to the provisions of NRS Ch. 78, on March 14, 2000, the Shareholders of the corporation, representing a majority of the voting power of the company's Common Stock, unanimously voted for the following amendments to the Articles of Incorporation:

                                    ARTICLE 1

     SECTION 1.01 CORPORATION NAME. The name of the corporation is:

                              CHINA BROADBAND CORP.


                                    ARTICLE 4

     SECTION 4.01 CAPITAL STOCK. The total outstanding shares of Common Stock is reverse split on the basis of 0.65104 for 1, reducing the total outstanding shares to 1,500,000. The total authorized capital stock of the corporation shall remain 50,000,000 shares of common stock, par value $.001 per share, unaffected by the reverse split.

     THE UNDERSIGNED, being the Vice-President and Assistant Secretary of Institute for Counseling, Inc. hereby declares and certifies that the facts herein stated are true and, accordingly, has hereunto set his hand this 14th day of April, 2000.

                                              /s/ Michael J. Morrison
                                              ----------------------------------
                                                       Vice-President


                                              /s/ Michael J. Morrison
                                              ----------------------------------
                                                       Assistant Secretary

STATE OF          )
                  ) ss:
COUNTY OF         )

On this 14th day of April, 2000, before me, a Notary Public, personally appeared Michael J. Morrison, personally known or proven to me to be the President and Secretary of Institute for Counseling, Inc., and executed the above instrument.

                                              /s/ Christelle Morrison
                                              ----------------------------------
                                                     Notary Public

                                       NOTARY SEAL
                                       -----------
                                       CHRISTELLE MORRISON
                                       Notary Public - State of Nevada
                                       Appointment Recorded in Washoe County
                                       No: 00-59944-2 Expires December 8, 2000